As filed with the Securities and Exchange Commission on August 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

NASTECH PHARMACEUTICAL COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway
Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

NASTECH PHARMACEUTICALS COMPANY INC.
2004 STOCK INCENTIVE PLAN
(Full title of the Plan)

Dr. Stephen C. Quay
Chairman, Chief Executive Officer and President
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
(Name and address of agent for service)
(425) 908-3600
(Telephone number, including area code, of agent for service)

Copy to:
Richard Marlin, Esq.
Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, New York 10022
(212) 715-9100

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
2004 Stock Incentive Plan Common Stock, $0.006 par value	600,000 shares	$8.69 (2)	$5,214,000.00 (2)	$660.61

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Nastech Pharmaceutical Company Inc.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the common stock of Nastech Pharmaceutical Company Inc. on August 10, 2004 as reported on the Nasdaq National Market.

PART I

Information Required in the Section 10(a) Prospectus

                    The documents containing the information in Part I of Form S-8 will be sent or given to officers, directors and executive, managerial, professional or administrative employees of Nastech Pharmaceutical Company Inc. (the “Registrant”) and any subsidiary or joint venture of the Registrant, as specified in Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Act”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

                    The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed with the SEC on May 7, 2004;

(c)	All other reports filed with or furnished to the SEC by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2004;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A, dated May 7, 2004, filed in connection with the Registrant’s 2004 Annual Meeting of Stockholders;

(e)	The description of the Registrant’s common stock contained in the Form 8-A Registration Statement filed with the SEC on August 12, 1985, and any amendment or report filed for the purpose of updating those descriptions.

                    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

             Not Applicable.

Item 5. Interests of Named Experts and Counsel.

             Not Applicable.

Item 6. Indemnification of Directors and Officers.

             The Registrant’s Certificate of Incorporation, as amended, provides that the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law shall be utilized to the fullest extent possible. Further, the Certificate of Incorporation contains provisions to eliminate the liability of the Registrant’s directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

             Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation, as amended, provides for such limitation of liability.

             Insofar as indemnification for liabilities arising under the Act is permitted for the Registrant’s directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, the Registrant understands that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Act, and therefore, may be unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of the Registrant’s directors, officers or controlling persons, and the SEC is still of the same opinion, the Registrant (except insofar as such claim seeks reimbursement from the Registrant of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by the Registrant’s counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees as to which indemnification is sought, nor is the Registrant aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

             Not Applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit
4.1	Specimen Common Stock Certificate (filed as Exhibit 4A to the Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.2	Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3A to the Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.3	Amended By-laws of the Registrant, as amended (filed as Exhibit 3B to Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to Nastech’s Registration Statement No. 333-16507 on Form S-2, filed on November 20, 1996, and incorporated herein by reference)
5	Opinion and consent of Kramer Levin Naftalis & Frankel LLP.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Kramer Levin Naftalis & Frankel LLP is contained in Exhibit 5.*
24	Power of Attorney (included on the signature page to this Registration Statement.)*
99	2004 Stock Incentive Plan (effective April 14, 2004).*

*	Filed herewith.

Item 9. Undertakings

          (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that clauses (a)(1)(i) and (a)(i)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of August, 2004.

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ Gregory L. Weaver
	Name:	Gregory L. Weaver
	Title:	Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Nastech Pharmaceutical Company Inc., a Delaware corporation, do hereby constitute and appoint Steven C. Quay, M.D., Ph.D., Chairman of the Board, Chief Executive Officer and President, and Gregory L. Weaver, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 12, 2004 the capacities indicated below.

SIGNATURE	TITLE

/s/ STEVEN C. QUAY	Chairman of the Board, Chief Executive Officer and President
(Principal Executive Officer)
STEVEN C. QUAY, M.D., PH.D.

/s/ GREGORY L. WEAVER	Chief Financial Officer
(Principal Financial and Accounting Officer)
GREGORY L. WEAVER

SIGNATURE	TITLE

/s/ J. CARTER BEESE, JR.	Director

J. CARTER BEESE, JR.

/s/ DR. IAN R. FERRIER	Director

DR. IAN R. FERRIER

/s/ MYRON Z. HOLUBIAK	Director

MYRON Z. HOLUBIAK

/s/ LESLIE D. MICHELSON	Director

LESLIE D. MICHELSON

/s/ JOHN V. POLLOCK	Director

JOHN V. POLLOCK

/s/ GERALD T. STANEWICK	Director

GERALD T. STANEWICK

/s/ BRUCE R. THAW	Director

BRUCE R. THAW

/s/ DEVIN N. WENIG	Director

DEVIN N. WENIG

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________

EXHIBITS
TO
REGISTRATION STATEMENT ON
FORM S-8
UNDER THE
SECURITIES ACT OF 1933, AS AMENDED
___________________________________________

NASTECH PHARMACEUTICAL COMPANY INC.

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Specimen Common Stock Certificate (filed as Exhibit 4A to the Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.2	Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3A to the Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.3	Amended By-laws of the Registrant, as amended (filed as Exhibit 3B to Registrant’s Registration Statement No. 33-70180 on Form SB-2, as amended, filed on October 12, 1993, and incorporated herein by reference).
4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to Nastech’s Registration Statement No. 333-16507 on Form S-2, filed on November 20, 1996, and incorporated herein by reference)
5	Opinion and consent of Kramer Levin Naftalis & Frankel LLP.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Kramer Levin Naftalis & Frankel LLP is contained in Exhibit 5.*
24	Power of Attorney (included on the signature page to this Registration Statement.)*
99	2004 Stock Incentive Plan (effective April 14, 2004).*

*	Filed herewith.